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                                                                    EXHIBIT 10.8




                                PROMISSORY NOTE

$120,758                                                          April 30, 1996

         For value received, Peter Henseler ("Executive") promises to pay to the order of Collectible Champions, Inc., a Delaware corporation (the "Company"), at its offices 227 West Monroe Street, Suite 4300, Chicago, Illinois, 60606, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $120,758 together with interest earned thereon when due. This Note was issued pursuant to and is subject to the terms of the Securities Purchase Agreement (the "Purchase Agreement"), dated as of April 30, 1996, between the Company, Executive and Racing Champions, Inc., a Delaware corporation ("RCI"). Executive is also a party to an Employment Agreement, dated as of April 30, between Executive and Racing Champions, Inc., a Delaware corporation ("RCI") and is a participant in the Racing Champions, Inc. 1996 Key Employees Performance Compensation Plan ("Performance Compensation Plan"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Purchase Agreement.

         The unpaid principal amount of the Note and all interest accrued thereon shall be due and payable on the earlier to occur of (a) April 30, 2001 and (b) the termination of Executive's Employment by RCI for any reason. Executive shall promptly pay 25% of each bonus he receives from RCI (including, without limitation, each payment of Performance Bonus (as such term is defined in the Performance Compensation Plan) (including, without limitation, Bonus Advances (as such term is defined in the Performance Compensation Plan)) he receives under the Performance Compensation Plan) to pay principal and interest under this Note. Executive agrees that the Company may offset 25% of each such bonus payment to which he becomes entitled against principal and interest due an owing under this Note in lieu of paying such amount to Executive when due (under the Performance Compensation Plan or otherwise).

         Interest shall accrue on the unpaid principal amount of this Note outstanding from time to time at the rate of eight percent (8.0%) per annum (or, if less, at the highest rate then permitted under applicable law) from and including April 30, 1996 until the date on which the Note is paid in full (computed on the basis of a 365-day year and the actual number of days elapsed in any year). Any payment of principal by the Company shall be accompanied by all accrued and unpaid interest on the principal sum being repaid. Any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

         The amounts due under this Note are secured by a pledge of the Securities acquired by Executive pursuant to the Purchase Agreement.



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         In the event Executive fails to pay any amounts hereunder when due,
Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

         Executive hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder. The obligations of Executive hereunder may not be assigned.

         This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Illinois.


                                               /s/ Peter Henseler
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                                                    Peter Henseler






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